SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On November 29, 2005, Metro One Telecommunications Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with James M. Usdan in connection with his appointment as chief executive officer of the Company. Previously, on October 7, 2005, the Company announced the appointment of Mr. Usdan as chief executive officer. Mr. Usdan has served in that position without an employment or consulting agreement.

Under the Consulting Agreement, Mr. Usdan will serve as the president and chief executive officer of the Company and will paid $14,166.67 per month for such services. Mr. Usdan is also granted a noqualified stock option to purchase 150,000 shares of Metro One Common Stock under the Company’s 2004 Stock Incentive Plan.  The options vest in cumulative increments of 25% on October 26, 2005, January 4, 2006, April 4, 2006 and July 4, 2006.  The Consulting Agreement may be terminated by either party, for any reason or no reason, on at least 30 days prior written notice.

The foregoing description is subject to, and qualified in its entirety by, the Consulting Agreement, which is attached to this report as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between James M. Usdan and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer